                                                                   EXHIBIT 10.26

                                    GUARANTY

         THIS GUARANTY (this "GUARANTY"), is executed this __ day of ________, 2003 (the "EFFECTIVE DATE") by ASHFORD FINANCIAL CORPORATION, a Texas corporation ("GUARANTOR"), whose address for notice hereunder is 14180 Dallas Parkway, Suite 700, Dallas, Texas 75254, Attention: Legal Department, in favor of ASHFORD HOSPITALITY TRUST LIMITED PARTNERSHIP, a Delaware limited partnership ("AHT"), whose address for notice hereunder is 14180 Dallas Parkway, Suite 700, Dallas, Texas 75254, Attention: Legal Department. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Asset Management Agreements (defined below).

                                   WITNESSETH:

         WHEREAS, Guarantor has entered into the following Asset Management and Consulting Agreements as "Consultant" with each of the Managers identified below (collectively, the "MANAGERS" and individually, a "MANAGER"):

         (i) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Hospitality, Inc., as Manager;

         (ii) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Suites Hotel Corporation, as Manager;

         (iii) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Employers Corporation, as Manager;

         (iv) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Employers Management Corporation, as Manager;

         (v) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Indianapolis Employers Corporation, as Manager;

         (vi) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Milford Hotel Employers Corporation, as Manager;

         (vii) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Orlando Management Corp., as Manager; and

         (viii) Asset Management and Consulting Agreement, dated as of May 15, 2003, with Remington Ventura Employers Corporation, as Manager;

(the foregoing agreements collectively, the "ASSET MANAGEMENT AGREEMENTS" and singularly, an "ASSET MANAGEMENT AGREEMENT");

         WHEREAS, each Asset Management Agreement provides that the respective Manager is obligated to pay Guarantor a Consulting Fee (as defined therein) during the Term hereof;

         WHEREAS, AHT is involved in the formation of a real estate investment trust which will be an indirect general and a limited partner of AHT (the "REIT") and the proposed initial public offering of such REIT's shares of common stock;



GUARANTY                                                                  PAGE 1

         WHEREAS, Guarantor has assigned its rights and obligations under the Asset Management Agreements (including, its obligation to provide the Services (as defined therein) as Consultant and its rights to receive the Consulting
Fee), pursuant to the terms of an Option Agreement (the "OPTION AGREEMENT"), in consideration of the issuance by AHT to Guarantor of certain partnership interest units in AHT (herein called, the "AHT UNITS"); and

         WHEREAS, in order to induce AHT to enter into the Option Agreement, Guarantor has agreed to guarantee the full payment to AHT of a minimum amount in total Consulting Fees under all of the Asset Management Agreements combined, in the amount of the Minimum Guaranteed Fee (defined below), for each year during the Guarantee Period (defined below), and it is a condition precedent to AHT's performance under the Option Agreement that Guarantor execute this Guaranty in favor of AHT.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

         1. GUARANTEED OBLIGATIONS. For a period of five (5) years from and after the Effective Date (the "GUARANTEE PERIOD"), Guarantor, absolutely and unconditionally, guarantees the prompt and punctual payment to AHT of a minimum of One Million Two Hundred and No/100 ($1,200,000) per year (a "GUARANTEE YEAR") in total Consulting Fees (the "MINIMUM GUARANTEED FEE") under all of the Asset Management Agreements combined (the "GUARANTEED OBLIGATIONS"), for a total of Six Million Dollars ($6,000,000.00). The Minimum Guaranteed Fee shall be subject to annual adjustment based on the Consumer Price Index, all Items for all Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, as reported in the Wall Street Journal ("CPI").

         2. NOTICE OF DEFICIENCY OF NON-PAYMENT. After the expiration of a Guarantee Year, upon written notice by AHT to Guarantor that the total of the Consulting Fees paid to AHT under the Asset Management Agreements for the immediately preceding and expired Guarantee Year during the Guarantee Period was less than the Minimum Guaranteed Fee as adjusted by CPI, Guarantor agrees to pay to AHT, within thirty (30) days thereafter, the difference between the Consulting Fees paid to AHT and the Minimum Guaranteed Fee as adjusted by CPI in lawful currency of the United States of America. The notice from AHT shall include a reasonably detailed accounting of all Consulting Fees paid to AHT under the Asset Management Agreements and shall be certified by an authorized officer of AHT.

         3. PLEDGE OF AHT UNITS.

                  A. PLEDGE OF UNITS. Guarantor agrees to pledge the AHT Units issued to it in connection with the Option Agreement, to AHT as security for Guarantor's obligations under this Guaranty, pursuant to the terms of a Pledge Agreement of Partnership Units ("PLEDGE AGREEMENT") in form and substance reasonably satisfactory to AHT.

                  B. RELEASE OF UNITS. Upon expiration of a Guarantee Year and provided that AHT has received, for each previous Guarantee Year, all of the Consulting Fees as required under the Asset Management Agreements, in an amount of at least the Minimum Guaranteed Fee, then AHT shall release ("RELEASE") within thirty (30) days after the end of such most recent Guarantee Year, subject to subsection 3(c) below, the lesser of (i) 20% of the original number of the AHT Units pledged under the Pledge Agreement (herein called, the "20% AHT UNITS") or (ii) the Releasable Units (as defined below), if any, as determined in this subsection below; provided, AHT has received a written notice and determination ("REQUEST NOTICE") from Guarantor (certified as true and correct by an authorized officer of Guarantor) requesting a release of the applicable AHT Units and setting forth, in reasonable detail, the determination of the Unit Value per AHT Unit as of the anniversary


GUARANTY                                                                  PAGE 2
         date of the Effective Date determined in accordance with the method below. If the Request Notice provides that the total Unit Value of the remaining AHT Units (after release of the 20% AHT Units) equals at least the amount of the remaining Guaranteed Obligations under this Guaranty, then, provided that AHT reasonably approves the Unit Value as determined by Guarantor in the Request Notice which approval shall be limited to the accuracy of the calculation, AHT shall release the AHT Units as set forth in clause (i) hereinabove. If, however, the Request Notice determines that the total Unit Value of the remaining AHT Units (after release of the 20% AHT Units) is less than the remaining Guaranteed Obligations under this Guaranty, then, provided that AHT reasonably approves the Unit Value as determined by Guarantor in the Request Notice, only so many of the 20% AHT Units shall be released so that the total AHT Units remaining equals a total of at least the remaining Guaranteed Obligations under this Guaranty (such AHT Units to be released being collectively, the "RELEASABLE UNITS"). The failure of Guarantor to deliver a Request Notice shall not release AHT from its obligation to release the Releasable Units based on the Unit Value for the applicable 90-day period (as described below). Notwithstanding anything herein to the contrary, if the Units released after any Guarantee Year were less than the 20% Units, the unreleased portion of such 20% Units ("UNRELEASED UNITS") shall be released after the following Guarantee Year with the Units then released under this subparagraph 3(b), if any, provided that at the time of such release, the total Unit Value of the remaining AHT Units (after any release permitted under subparagraph 3(b)) equals at least the amount of the Guaranteed Obligations under this Guaranty (subject to AHT's approval of the Unit Value). Conversely, if it is determined any Audit Adjustment Procedures (defined below) that AHT released too many Units ("EXCESS UNITS"), such Excess Units shall be credited to any Units to be released upon the expiration of the then current Guarantee Year, and if the then current Guarantee Year is the last Guarantee Year under this Guaranty and it is determined that the total Unit Value of the remaining unreleased AHT units is less than the remaining Guaranteed Obligations under this Guaranty, then Guarantor agrees to return the number of Excess Units to AHT as needed to secure the remaining Guaranteed Obligations. The term "UNIT VALUE" as used herein shall mean on a per unit basis, the average close price per share of the common stock of the REIT for the 90-day period ending on the last trading day of the most recently ended Guarantee Year. AHT agrees to respond to a Request Notice delivered by Guarantor within a reasonable time period and in no event less than 15 days after its receipt of same and to reasonably cooperate with Guarantor in resolving any disagreements AHT may have with regard to Guarantor's determination of the Unit Value of the AHT Units.

                  C. ADJUSTMENT OF MINIMUM GUARANTEE FEE. Notwithstanding anything contained herein to the contrary, if it is determined by AHT that for the immediately preceding Guarantee Year AHT did not in fact earn Consulting Fees in an amount of at least the Minimum Guaranteed Fee (through audit procedures or otherwise, including without limitation any management and incentive fee adjustments made pursuant to provisions contained in the underlying management agreements requiring a repayment of Consulting Fees to the underlying managers ("Audit Adjustment Procedures")), then, upon written notice from AHT containing reasonably detailed supporting information, the Minimum Guaranteed Amount for the then current Guaranty Year shall be deemed to be a minimum amount of $1,200,000 plus the difference in what was paid in Consulting Fees and the Minimum Guaranteed Fee for such Guaranty Year.

                  D. REDEMPTION UPON DEFAULT. Pursuant to the terms of the Pledge Agreement, upon a default under this Guaranty and/or the Pledge Agreement that is not cured within any applicable grace or cure periods, AHT shall have the immediate right to redeem (the "REDEMPTION DATE") the number of AHT Units at the Unit Value per unit sufficient to cure the then existing uncured default.

                  E. SUBSTITUTION OF COLLATERAL. Guarantor may from time to time, upon the approval of AHT (such approval not to be unreasonably withheld), substitute the Units with other collateral with



GUARANTY                                                                  PAGE 3
         reasonably equivalent value in the form of cash, securities, or letters of credit, in form and of a nature reasonably acceptable to AHT (the "SUBSTITUTE COLLATERAL"), and Guarantor agrees to execute such documentation as deemed by AHT to be reasonably necessary, at the sole cost of Guarantor, to evidence and perfect AHT's lien and security interest in and to such Substitute Collateral.

         4. CONTINUING GUARANTY. This Guaranty is a continuing guarantee of the Guaranteed Obligations, whether now or hereafter arising, whether due and owing or to become due and owing, howsoever created or arising or evidenced, whether absolute or contingent.

         5. COSTS AND EXPENSES. Guarantor agrees to pay to AHT all of AHT's collection costs, including any additional amount for reasonable attorneys' fees, if the Guaranteed Obligations are not paid by Guarantor when due as required herein or if this Guaranty is enforced by suit or through bankruptcy court or through any judicial proceedings whatsoever.

         6. ABSOLUTE AND UNCONDITIONAL NATURE. This is an absolute and unconditional guarantee of payment, and not of collection, by Guarantor. Guarantor waives any right to require that (a) any action be brought against any Manager or any other person or entity, (b) AHT have any Manager joined with the Guarantor of all or part of the Guaranteed Obligations in any suit arising out of this Guaranty and/or the Guaranteed Obligations, or (c) AHT pursue any other remedy available to AHT whatsoever. AHT shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of, or which may be made, by any Manager or Guarantor of the Guaranteed Obligations, and shall remain liable hereon regardless of whether any Manager or Guarantor be found not liable thereon for any reason. Should AHT seek to enforce the obligations of Guarantor by action in any court, Guarantor waives any necessity, substantive or procedural, that a judgment be previously rendered against any Manager or any other person or entity, or that any Manager or any other person or entity be joined in such cause, or that a separate action be brought against any Manager or any other person or entity. The obligations of Guarantor hereunder are several from those of any Manager or any other person or entity (including without limitation any other surety for any Manager), and are primary obligations for which Guarantor is a principal obligor. All waivers herein contained shall be without prejudice to AHT at its option to proceed against any or all of the Managers or any other person or entity, whether by separate action or by joinder.

         7. RIGHT TO SUE. Guarantor agrees that suit may be brought against Managers, or any Manager, and Guarantor, jointly and severally, and against one or more of them, and without impairing the rights of AHT, its successors or assigns, against the other; nor shall AHT be required to join any Manager or any other liable party in a suit against Guarantor. AHT may release any or all of the Managers or Guarantor or settle with such persons or entities as AHT deems fit without releasing or impairing the rights of AHT to demand and collect the balance of such indebtedness from the other remaining parties not so released.

         8. WAIVER OF RIGHTS. Guarantor hereby consents and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                  a. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding between Managers, or any Manager, and AHT, or any other person or entity, pertaining to the Guaranteed Obligations;


GUARANTY                                                                  PAGE 4

                  b. Any adjustment, indulgence, forbearance or compromise that might be granted or given by AHT to any Manager;

                  c. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of power of any Manager or Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Manager or Guarantor, or any sale, lease or transfer of any or all of the assets of any Manager or Guarantor, or any changes in the shareholders, partners, or members of any Manager or Guarantor; or any reorganization of any Manager or Guarantor;

                  d. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever including, without limitation, (i) the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) a valid defense, claim or offset of any Manager (whether at law, in equity or by agreement), which renders the Guaranteed Obligations wholly or partially uncollectible from such Manager, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations), is illegal, uncollectible, legally impossible or unenforceable, or (vii) the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

                  e. Any full or partial release of the liability of any Manager for the Guaranteed Obligations or any part thereof, or of Guarantor, or of any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person or entity, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that parties other than Managers will be liable to pay the Guaranteed Obligations or that AHT will look to other parties to pay the Guaranteed Obligations;

                  f. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

                  g. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

                  h. The failure of AHT or any other person or entity to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  i. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any


GUARANTY                                                                  PAGE 5
         other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any collateral for the Guaranteed Obligations;

                  j. Any payment by any Manager to AHT is held to constitute a preference under the bankruptcy laws, or for any reason AHT is required to refund such payment or pay such amount to such Manager or someone else;

                  k. Any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or any security or collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations; or

                  l. The fact that all or any of the Guaranteed Obligations cease to exist by operation of law including, without limitation, by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws.

         9. MISCELLANEOUS.

                  a. In the event any payment by any Manager or Guarantor of all or part of the Guaranteed Obligations to AHT is held to be a preference under the bankruptcy laws, or if for any other reason AHT is required to refund such payment or pay the amount thereof to any other party, such payment by such Manager or by Guarantor to AHT shall not constitute a release of Guarantor from any liability respecting payment of the Guaranteed Obligations, and Guarantor agrees to pay such amount to AHT upon demand.

                  b. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor or by depositing the same in the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the address shown above or to such other address as the intended recipient may have specified in a prior written notice received by the sender (and if so given, shall be deemed given when mailed).

                  c. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of, and be enforceable by AHT. Guarantor shall not assign or delegate its obligations hereunder without the prior written consent of AHT.

                  d. Guarantor does hereby acknowledge that it has investigated fully the benefits and advantages which will be derived by Guarantor from execution of this Guaranty, and the Board of Directors, and officers, as the case may be, of Guarantor have decided that, and Guarantor does hereby acknowledge, warrant and represent that, a direct or an indirect benefit will accrue to Guarantor by reason of execution of this Guaranty.

                  e. Guarantor represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) it has the power and authority to execute, deliver and perform its obligations under this Guaranty, (c) the execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all requisite action and does



GUARANTY                                                                  PAGE 6
         not violate or conflict with, breach, or constitute a default under, or require consent under, the organization documents of Guarantor or any agreement or document binding or covering Guarantor or any of its property, and (d) this Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

                  F. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS. DALLAS COUNTY, TEXAS SHALL BE THE PROPER PLACE OF VENUE TO ENFORCE PAYMENT OR PERFORMANCE UNDER THIS GUARANTY. GUARANTOR IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY SHALL BE BROUGHT IN THE STATE DISTRICT COURTS OF DALLAS, COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH SUCH COUNTY IS LOCATED.

                  g. Upon any change by Guarantor of its address, name or identity, Guarantor will notify AHT of such change in writing within a reasonable period of time after such change, but in no event later than sixty (60) days from such change.

                  h. No delay on the part of AHT in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right, nor shall any single or partial exercise of any right, power or privilege bar any further or subsequent exercise of the same or any other right, power or privilege.

                  i. This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought.

                  j. The masculine and neuter genders used herein shall each include the masculine, feminine and neuter genders and the singular number used herein shall include the plural number. The words "person" and "entity" shall include without limitation individuals, corporations, partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, and governments and any agency or political subdivision thereof.

                  k. If any provision of this Guaranty is determined to be invalid by any court of competent jurisdiction or to be in violation of any applicable law, such invalidity or violation shall have no effect on any other provisions of this Guaranty (which shall remain valid and binding and in full force and effect) or in any other jurisdiction, and to that end the provisions of this Guaranty shall be considered severable.

         EXECUTED by the undersigned Guarantor on the Effective Date set forth above.

                                           ASHFORD FINANCIAL CORPORATION,
                                           a Texas corporation

                                           By:
                                               --------------------------------
                                           Printed Name:
                                                         ----------------------
                                           Its:
                                                -------------------------------



GUARANTY                                                                  PAGE 7

ACCEPTED AND AGREED
TO BY AHT THIS ________
DAY OF ____________, 2003:

ASHFORD HOSPITALITY TRUST
LIMITED PARTNERSHIP

By: Ashford OP General Partner LLC,
    as general partner

    By:
        --------------------------------------------------
    Name:
          ------------------------------------------------
    Title:
           -----------------------------------------------



GUARANTY                                                                  PAGE 8